EXHIBIT 23.1

Independent Auditors’ Consent

The Board of Directors

Remedium Oy:

We consent to the incorporation by reference in registration statements No. 333-115737, No. 333-37756 and No. 333-138305 on Form S-8 and registration statement No. 333-44096 on Form S-3 of Encorium Group, Inc. formerly Covalent Group, Inc. (“the Company”), of our report dated May 12, 2006, with respect to the consolidated balance sheets of Remedium Oy as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005, which report is incorporated by reference in, and a copy included as an exhibit to, the form 8-K of the Company dated November 6, 2006 and which appears in the Company’s Definitive Proxy Statement Schedule 14A relating to its 2006 annual meeting of stockholders, filed with the United States Securities and Exchange Commission.

Helsinki, November 6, 2006

KPMG Oy Ab

/s/ VIRPI HALONEN Virpi Halonen Authorized Public Accountant